LIGHTWAVE LOGIC, INC.

Statement of Operations Committee Work

Committee Member

Siraj El Ahmadi

Term

To continue until such time as terminated by the Board at the discretion of the Board.

Scope of Work

Provide product development guidance as well as corporate development, strategic, technical, and business advisory services to the company's CEO, including the following:

Product Development:

Seek opportunities based on company materials, devices, and platform technologies.

- For modulators and other integrated waveguide devices, work with company product management to develop and execute a product development plan. The plan will include product design, technology development, fab implementation, staffing, product qualification, continual market assessment, and sales and pricing strategy. Participate in other device activities, as appropriate, such as strategic planning and partnership formations, and university collaborations.
- For other photonic devices, assist company management in market, technology and business opportunity assessments, and related planning/strategy activities. Participate in plan and product- development reviews as appropriate.
- Provide a technical link and help ensure coordination between the materials and device development teams. Facilitate regular updates to the CEO and COO.
- Assist the Company in executing an aggressive technology leadership strategy and enhancing a company product and commercial roadmap to include presentations at technical conferences.
- Assist with executing an IP and patent strategy.
- Assist with recruiting and building the technical team and advisory board, as needed.
- Assist with the Company's Technical Advisory Board with technical input, tactics, strategy, and overall positioning of the company in the marketplace. Topics include the use of Company's chromophore/polymer technologies and how they can be integrated with other technologies both in front end design (device fabrication, photonics integration) as well as back end design (packaging and qualification).
- Assist with the identification and qualification of potential customers at all levels of the value chain; for example: foundry semiconductor plants, optical component entities module/sub-system entities, system entities and media entities.

- Work closely with the Company's marketing staff to further better position and commercialize the Company for acceptance of Company's technology portfolio.

Strategic Partnerships:

Work with company management to identify and assess strategic partners. Establish commercial partnerships and new revenue generating engagements and/or business investments into the company by strategic partners. Help develop buy side acquisition opportunities for the Company.

- Assist the company with who to talk to (introductions etc.), for potential customer engagement, public demonstrations, live trials etc., in order to help the Company, establish a foothold in its targeted businesses.

Capital Financing:

Help position and introduce the company to potential strategic investors. Duties will include:

- Assisting the company with preparing technical presentations for potential investors;
- Identifying and assessing potential strategic investors on behalf of the company; especially those in related applications and commercial market verticals.

Strategic Merger and Buy Side M&A:

As directed by the CEO and Board, identify and pursue strategic acquisition targets. Assist in closing transactions.

Other:

Review technical press releases and Company presentations (including video media) to ensure accuracy and applicability to the optical device market.

Compensation

The committee member will be paid the compensation set forth below, which shall be in addition to the compensation he receives for serving as a member of the Board. In the event of an incomplete month of service, the compensation will be prorated based on the number of days of work for the Operations Committee.

Retainer:

- A monthly cash retainer of $4,600 per month payable on the first day of every month based on the approximate estimate of one week per month. The cash retainer may be adjusted up at the discretion of the company's CEO or COO based upon the actual the number of days worked by the committee member for the Operations Committee, but in no event shall the monthly cash retainer exceed $18,400. Any adjustment to the cash retainer shall be memorialized in writing and delivered to the committee member and the Board within 10 days of the end of the month in which the cash retainer was adjusted.

Discretionary Bonus:

At the discretion of the Board, the committee member may be paid a bonus.

Miscellaneous

The committee member will be reimbursed for all pre-approved, out-of-pocket travel expenses related to his committee work in accordance company policies.

Accepted and agreed as of September 1, 2020, by:

Siraj El Ahmadi
Committee Member

Michael S. Lebby
CEO

Retainer:

- A monthly cash retainer of $4,600 per month payable on the first day of every month based on the approximate estimate of one week per month. The cash retainer may be adjusted up at the discretion of the company's CEO or COO based upon the actual the number of days worked by the committee member for the Operations Committee, but in no event shall the monthly cash retainer exceed $18,400. Any adjustment to the cash retainer shall be memorialized in writing and delivered to the committee member and the Board within 10 days of the end of the month in which the cash retainer was adjusted.

Discretionary Bonus:

At the discretion of the Board, the committee member may be paid a bonus.

Miscellaneous

The committee member will be reimbursed for all pre-approved, out-of-pocket travel expenses related to his committee work in accordance company policies.

Accepted and agreed as of September 1, 2020, by:

____
Siraj El Ahmadi
Committee Member

____
Michael S. Lebby
CEO